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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Amendment No. 1 to Form S-4 Registration Statement (Registration No. 333-70817) of our reports dated August 7, 1998 on the consolidated financial statements of Park Place Entertainment Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and to all references to our firm included in this Amendment.



                                          /s/ ARTHUR ANDERSEN LLP



Los Angeles, California
February 9, 1999